UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SHARING SERVICES GLOBAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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SHARING SERVICES GLOBAL CORPORATION

5200 Tennyson Parkway, Suite 400

Plano, Texas 75024

Phone: (469) 304-9400

Notice of Annual Meeting of Shareholders

To be Held on Monday, August 21, 2023

To the Shareholders of Sharing Services Global Corporation,

You are cordially invited to attend the 2023 Annual Meeting of Shareholders of Sharing Services Global Corporation, which will take place at our corporate offices on 5200 Tennyson Parkway, Suite 400, Plano, Texas 75024, at 8:00 a.m. local time for the following purposes:

(1)	To elect two directors named in the accompanying Proxy Statement for a four-year term or until their successors are elected and qualified;
(2)	To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024; and
(3)	To authorize the Board to effect a reverse stock split of the Company’s authorized, issued and outstanding common stock, par value $0.0001 per share, and the Company’s authorized, issued and outstanding preferred stock, par value $0.0001 per share, at a ratio equal to 1-for-700, at such time as the Chief Executive Officer of the Company shall determine, in his sole discretion, by filing with the Secretary of State of the State of Nevada a Certificate of Amendment to the Article of Incorporation;
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of shareholders for the meeting. When you vote in advance, you may still attend the Annual Meeting.

Whether or not you are able to personally attend the Annual Meeting, it is important that your shares be represented and voted. Your prompt vote by written proxy returned (a) online at the following site: (www.vstocktransfer.com); (b) by e-mail at vote@vstocktransfer.com; (c) by fax to (646) 536-3179; or (d) by mail will save us the cost and expense of additional proxy solicitations. Voting by any of these methods at your earliest convenience will ensure your representation at the Annual Meeting if you choose not to attend in person. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.

Only shareholders of record at the close of business on July 28, 2023, will be entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to be held on Monday, August 21, 2023:

Copy of the Proxy Statement and the 2023 Annual Report to shareholders are available at no charge by calling our Investor Relations Department at (469) 304-9400.

By Order of the Board of Directors,

/s/ John (“JT”) Thatch
John (“JT”) Thatch President, Chief Executive Officer and Vice Chairman of the Board of Directors
August 10, 2023

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SHARING SERVICES GLOBAL CORPORATION

5200 Tennyson Parkway, Suite 400

Plano, Texas 75024

Phone: (469) 304-9400

Annual Meeting of Shareholders

to be held on August 21, 2023

Proxy Statement

Solicitation of Proxies

The Board of Directors (hereafter, the “Board”) of Sharing Services Global Corporation (the “Company”) is soliciting the accompanying proxy in connection with matters to be considered at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 5200 Tennyson Parkway, Suite 400, Plano, Texas 75024 on August 21, 2023, at 8:00 a.m. Central Standard Time. The individual named on the proxy card will vote all shares represented by proxies in the manner designated or, if no designation is made, they will vote as follows:

(1)	FOR the election of Heng Fai Ambrose Chan and Frank D. Heuszel to serve until the Annual Meeting of Shareholders in 2027; and

(2)	FOR ratification of the appointment of Ankit Consulting Services, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024.

(3)	FOR authorization to effect a reverse stock split of the Company’s authorized, issued and outstanding common stock, par value $0.0001 per share, and the Company’s authorized, issued and outstanding preferred stock, par value $0.0001 per share, at a ratio equal to 1-for-700.

The individual who acts as proxy will not vote shares that are the subject of a proxy card on a particular matter if the proxy card instructs them to abstain from voting on that matter or to the extent the proxy card is marked to show that some of the shares represented by the proxy card are not to be voted on that matter.

Record Date

Only shareholders of record at the close of business on July 28, 2023, will be entitled to notice of or to vote at this Annual Meeting or any adjournment of the Annual Meeting. This Proxy Statement, proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, was first mailed on or about August 10, 2023.

Shares Outstanding and Voting Rights

We have three (3) classes of voting stock outstanding and entitled to vote at the Annual Meeting: Common Stock, par value $0.0001 per share (“Common Stock”); Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”); and Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”). As of July 28, 2023, there were no shares of our Class B Common Stock or Series B Convertible Preferred Stock outstanding.

As of July 28, 2023, the following shares were issued and outstanding: Common Stock: 376,328,885 shares; Series A Preferred Stock: 3,100,000 shares; and Series C Preferred Stock: 3,220,000 shares. Each outstanding share of Common Stock; Series A Preferred Stock; and Series C Preferred Stock entitles the holder to one (1) vote on each matter acted upon at this Annual Meeting or any adjournment thereof.

A list of shareholders entitled to vote at the Annual Meeting will be available at such meeting, and for 10 days prior to the Annual Meeting, at our corporate office at 5200 Tennyson Parkway, Suite 400, Plano, Texas 75024, between the hours of 9:00 a.m. and 4:00 p.m. local time.

Proxies and Voting Procedures

The holders of shares of the Company’s stock entitled to vote at the Annual Meeting can vote their shares by completing and returning by mail the enclosed proxy card pursuant to the directions on the proxy card.

You can revoke your proxy at any time before it is exercised by timely delivering a properly executed, later-dated proxy or by voting in person at the Annual Meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions.

If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered a stockholder of record. As a stockholder of record at the close of business on July 28, 2023, you can vote in person at the Annual Meeting or using one of the following methods:

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By Online: Vote online at the following site: (www.vstocktransfer.com). All online votes must be received by the Company’s stock transfer agent on or before 11:59 P.M. (EST) on August 20, 2023. Those voting online must use the shareholder control number shown on the proxy card. If you do not indicate your voting preferences, your shares will be voted as recommended by the Board.

By e-mail: Complete, sign, date, and scan the proxy card you received and return it to the Company’s stock transfer agent - VStock Transfer, LLC – by e-mailing it to vote@vstocktransfer.com. All votes delivered by e-mail must be received by the Company’s stock transfer agent on or before 11:59 P.M. (EST) on August 20, 2023. If you do not indicate your voting preferences, your shares will be voted as recommended by the Board.

By Fax: Complete, sign and date the proxy card you received and return it to the Company’s stock transfer agent — VStock Transfer, LLC – by fax to (646) 536-3179. All votes delivered by Fax must be received by the Company’s stock transfer agent on or before 11:59 P.M. (EST) on August 20, 2023. If you do not indicate your voting preferences, your shares will be voted as recommended by the Board.

By Mail: Complete, sign and date the proxy card you received and return it in the prepaid envelope pursuant to its instructions. If the prepaid envelope is missing, please mail your completed proxy card to the Company’s stock transfer agent — VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598. All mailed proxies must be received by the Company’s stock transfer agent, on or before 11:59 P.M. (EST) on August 20, 2023. If you do not indicate your voting preferences, your shares will be voted as recommended by the Board of Directors.

If you submit a proxy card without giving specific voting instructions, those shares will be voted as recommended by the Board of Directors.

If your shares are held in a stock brokerage account or otherwise held by a bank or other nominee for your benefit, you are considered the beneficial owner of those shares, and your shares are considered held in “street name”. If you hold your shares in “street name”, you will receive instructions from your bank, broker, or other nominee describing how to submit your vote for those shares. If you do not direct your bank, broker, or other nominee on how to vote such shares, they may vote your shares based on their discretion as to each matter for which they have discretionary authority under the applicable law. On those matters for which applicable law does not permit banks, brokers, or other nominees to vote in the absence of instructions from the account holder, the bank, broker, or other nominee will not be able to vote the shares (this is deemed a “broker non-vote”).

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to revoke your proxy until it is voted. At the date this Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Quorum

Article II, Section 8 of the Company’s By-Laws, states that the presence, in person or by proxy, of the “majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum.” For this purpose, the holders of the shares of the Company’s Common Stock, Series A Preferred Stock, and the Series C Preferred Stock entitled to vote at the Annual Meeting, in the aggregate, constitutes a voting group. A quorum is required in order to transact business at the Annual Meeting. Each Proposal in this Proxy Statement sets forth the requisite vote for approval of such Proposal.

Cost of Proxy Distribution and Solicitation

The proxy accompanying this Proxy Statement is being solicited by the Board of Directors. The Company will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the Company in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of the Company, who will receive no additional compensation for soliciting. We will also request banks, brokers, and other shareholders of record to forward proxy materials to the beneficial owners of our Class A Common Stock. If required by the rules of the Securities and Exchange Commission (“SEC”), we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of shares of the Company’s Class A Common Stock. We anticipate the costs of the preparation and solicitation of proxies to be approximately $15,000.

Continuing Directors

The following directors not up for reelection continue to serve on the Board:

Class I – John (“JT”) Thatch and Robert H. Trapp, elected at the Annual Meeting of Stockholder in 2022, each to serve until the Annual Meeting of Stockholders in 2026.

Class III – Currently, there are two vacant positions in Director Class III.

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PROPOSAL 1 – ELECTION OF DIRECTORS

General

The Bylaws of the Company provide that the Board shall consist of not less than one or more than thirteen members. Currently, the Board consists of seven (7) members, including three vacant positions. The Company’s Bylaws give the Board the authority to fill any Board vacancy and to establish, increase, or decrease the number of directors. The nominees for election to the Board at the 2023 Meeting are Heng Fai Ambrose Chan and Frank D. Heuszel each of whom currently serve on the Board and each of whom have advised the Company of their willingness to serve as a member of the Board if elected. There are no arrangements or understandings between the persons named as nominees for director at the 2023 Meeting and any other person pursuant to which such nominee was selected as a nominee. Please refer to section labeled “EXECUTIVE OFFICERS AND BOARD OF DIRECTORS” below for more information about the nominees.

If elected, the nominees will serve as directors until the Company’s annual meeting of stockholders in 2027, or until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.

Class II – Heng Fai Ambrose Chan and Frank D. Heuszel, each to serve until the Annual Meeting of Shareholders in 2027.

Vote Required

You may vote in favor or against any or all of the nominees and you may also withhold your vote as to any or all of the nominees. The affirmative vote of a majority of the votes cast by the shares entitled to vote in the election at the 2023 Meeting, at which a quorum is present, is required for the election of directors. For purposes of the vote on this matter, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR

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PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the 2022 Annual Meeting of Shareholders, the Company’s shareholders ratified the Board’s appointment of Ankit Consulting Services, Inc. (“ACS”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ended March 31, 2023.

The Board has appointed ACS to serve as the Company’s independent registered public accounting firm for the fiscal year ending on March 31, 2024. Although we are not required to seek stockholder ratification of this appointment, the Board believes it to be a matter of good corporate governance to do so.

You may vote in favor or against this proposal. The affirmative vote of the holders of a majority of the shares of all classes and series of the Company’s stock cast at the Annual Meeting and entitled to vote thereat, provided a quorum is present, is required to approve this Proposal 2. If the appointment of ACS is not ratified, the Board may reconsider the appointment. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its shareholders.

ACS has been notified of the location, date, and time of the Annual Meeting. Representatives of ACS are not required to attend and have not notified the Company that they will attend the Annual Meeting, although representatives of ACS are welcome to attend the meeting if they so choose.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING ON MARCH 31, 2024.

Audit and Other Fees

	Fiscal Year Ended March 31,
	2023	2022
Audit Fees	$285,285	$242,500
Audit-Related Fees	-	-
Tax Fees	62,750	62,750
All Other Fees	-	-
Total Fees	$348,035	$305,250

Audit Fees. Audit Fees reflect the aggregate fees billed by ACS for professional services related to the audit of our annual financial statements and review of our financial statements included in our Quarterly Reports on Form 10-Q, and for professional services in connection with our regulatory filings.

Tax Fees. Tax fees represent the aggregate fees billed by ACS for professional services related to tax compliance, tax consultation and tax planning.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR BUSINESS AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

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PROPOSAL 3 – REVERSE STOCK SPLIT

The Board of Directors has approved and recommended that our stockholders approve an amendment to the Articles of Incorporation (in this section, the “Charter”) to effect a reverse stock split Company’s authorized and issued and outstanding common stock, par value $0.0001 per share, and the Company’s authorized and issued and outstanding preferred stock, par value $0.0001 per share, at a ratio equal to 1-for-700, at such time as the Chief Executive Officer of the Company shall determine, in his sole discretion, by filing with the Secretary of State of the State of Nevada a Certificate of Amendment to the Articles of Incorporation, within a reasonable time following the Annual Meeting (the “Reverse Stock Split”).

On February 8, 2023, the Board of Directors unanimously adopted a resolution approving the Reverse Stock Split. If this proposal is approved, the Chief Executive Officer, in his sole discretion, will have the authority to decide when to implement the Reverse Stock Split. When the Chief Executive Officer decides to implement the Reverse Stock Split, then it will become effective at the time specified in the amendment to our Charter filed with the Secretary of State of the State of Nevada (the “Effective Date”).

Pursuant to Proposal 3, our stockholders are being asked to approve a Reverse Stock Split, and to grant authorization to our Chief Executive Officer to determine, in his sole discretion, whether to implement a Reverse Stock Split, including its specific timing. Should we receive the required stockholder approval for Proposal 3, our Chief Executive Officer will have the sole authority to determine, and without the need for any further action on the part of our stockholders, whether to effect the Reverse Stock Split.

By approving Proposal 3, our stockholders will: (a) approve a Reverse Stock Split of our common stock and preferred stock; and (b) authorize our Chief Executive Officer to determine, at his option, whether to effect and the specific timing of the Reverse Stock Split.

Though, under NRS 78.207, a corporation that desires to change the number of shares of a class of its authorized stock by increasing or decreasing the number of authorized shares of the class and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class held by each stockholder of record at the effective date and time of the change, may, except in certain limited circumstances, do so by a resolution adopted by the Board of Directors, without obtaining the approval of the stockholders. In the event that our stockholders do not approve this Proposal 3, our Board of Directors may take action to effect a reverse split of our common stock without stockholder approval pursuant to NRS 78.207 if required to comply with the Nasdaq minimum bid price requirement described more fully below and if the Board of Directors deems such a reverse stock split without stockholder approval to be in the interests of the Company.

In the event any reverse stock split of our common stock is implemented, whether the Reverse Stock Split (if approved by our stockholders pursuant to this Proposal 3 and implemented by our Board of Directors), or a reverse stock split effectuated by our Board of Directors without stockholder approval pursuant to NRS 78.207, any fractional shares of our common stock that would otherwise result from such reverse stock split, will be rounded up to the next whole share.

Reasons for Reverse Stock Split

To potentially improve the liquidity of our common stock.

A reverse split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock and potentially decreasing the volatility of our common stock if institutions become long-term holders of our common stock. A reverse split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices.

Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

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To uplist to Nasdaq in the future

We believe that a Reverse Stock Split could increase the market price of our common stock sufficient to satisfy the minimum bid Price Requirement in the near term, though we cannot provide any assurance that a reverse stock split will have that effect or that a reverse stock split would increase the market price sufficiently for a prolonged period of time. The Board has weighed the potential harm to our company and its stockholders resulting from an inability to uplist to Nasdaq against the potential harm to our company and its stockholders from another significant reverse stock split, including the risks described below under “Certain Risks Associated with a Reverse Split.” We believe we will continue to need to raise capital to fund our operations until the businesses we are engaged in become cash flow positive or profitable (of which there is no assurance). If we are unable to Nasdaq, our access to capital may become further limited and we may not have sufficient capital to enable our operating subsidiaries to continue their operations or become cash flow positive or profitable. Therefore, the Board has concluded that the potential harm to our company and its stockholders resulting from a possible uplisting to Nasdaq outweighs the potential harm to our company and its stockholders from another significant reverse stock split. The Minimum Bid Price Requirement is not the only listing standard that the Company must meet, however, and the Company does not currently meet certain of the other Nasdaq listing standards. The Reverse Stock Split is merely the first step toward an uplisting on Nasdaq. There can be no assurance that the Company will meet the Nasdaq listing standards or that Nasdaq would approve the Company’s listing application.

Certain Risks Associated with a Reverse Stock Split

There can be no assurance that the Reverse Stock Split will increase the market price of the common stock and have the desired effect of achieving compliance with the Minimum Bid Price Requirement. The Board believes that a Reverse Stock Split has the potential to increase the market price of our common stock so that we may be able to satisfy the Minimum Bid Price Requirement. However, the long- and near-term effect of the Reverse Stock Split upon the market price of the common stock cannot be predicted with any certainty.

The closing price of our common stock, during the fiscal year ended June 30, 2023, has traded as low as $0.012 per share to a high of $0.038 per share. As a result, we cannot be assured of compliance with the Minimum Bid Price Requirement in the future. There can be no assurance that a reverse stock split will increase the market price of our common stock so that we may be able to maintain compliance with the Minimum Bid Price Requirement.

Further, following any reverse stock split, we will continue to require significant proceeds from sales of our debt or equity securities to fund our operations for the near future, which will cause further dilution to stockholders. The issuance of a substantial number of shares of common stock or securities convertible into or exercisable for common stock in the future could cause downward pressure on the price of our common stock and there is no assurance that the market price for our common stock will remain at a level sufficient to satisfy the Minimum Bid Price Requirement.

Even if a reverse stock split enables us to gain compliance with the Minimum Bid Price Requirement, we may be unable to meet the other criteria of listing on Nasdaq. Further, the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

A reverse stock split would affect all of our common stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Reverse Stock Split will be that:

Fractional Shares

If the reverse stock split will result in fractional shares, we will not issue fractional shares. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share.

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Procedure for Effecting Reverse Stock Split

If the Board decides to implement a reverse split, the reverse split will become effective on the date the Certificate of Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Nevada. The time of such filing, if any, will be determined by the Chief Executive Officer in his sole discretion. Beginning on the effective time of the Reverse Stock Split, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse split.

This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax consequences relevant to such holders’ particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	persons that are not U.S. Holders (as defined below);
●	persons subject to the alternative minimum tax;
●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies or other financial institutions;
●	real estate investment trusts or regulated investment companies;
●	brokers, dealers or traders in securities;
●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell our common stock under the constructive sale provisions of the Code;
●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

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For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A reverse split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse split, except with respect to cash received in lieu of a fractional share of our common stock. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Information Reporting and Backup Withholding. A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to the reverse split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT.

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Scaled Disclosure Requirements

The Company is a Smaller Reporting Company, as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) and, accordingly, has conformed certain information required in this Proxy Statement to the applicable scaled disclosure rules.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers

The following table sets forth certain information about our executive officers as of the date of this Proxy Statement.

Name	Age	Position
John (“JT”) Thatch	61	President, Chief Executive Officer, and Vice Chairman of the Board of Directors
Anthony S. Chan	59	Chief Financial Officer and Corporate Secretary

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John (“JT”) Thatch served as Chief Executive Officer and Director from March 2018 to April 2020, served as President, Chief Executive Officer and Director from April 2020 to October 2020, served as President, Chief Executive Officer and Interim Chairman of the Board from October 2020 to July 2021, and has served as President, Chief Executive Officer and Vice Chairman of the Board since July 2021. Mr. Thatch was elected at the Company’s Annual Meeting of Shareholders in 2022 to serve as a Class I Director until the 2026 Annual Meeting. Mr. Thatch is an accomplished, energetic, entrepreneur-minded executive with the vision and knowledge to create growth and shareholder value for an organization. Mr. Thatch has successfully started, owned and operated several sized businesses in various industries that include service companies, retail, wholesale, on-line learning, finance, real estate management and technology. From 2009 to 2016, Mr. Thatch served as Chief Executive Officer of Universal Education Group and, from 2016 to present, is a minority member of Superior Wine and Spirits, LLC, a Florida-based wholesale distributor of wine and spirits. Prior to 2005, Mr. Thatch served as CEO of Orbital Energy Group, Inc. (“OEG”), a NASDAQ-listed company formerly known as OnScreen Technologies, Inc. Mr. Thatch serves on the Board of Directors and is a of DSS, Inc (“DSS”) (formerly Document Security Systems, Inc.) (NYSE American: DSS), a major shareholder of the Company.

Anthony S. Chan served as the Company’s Chief Financial Officer since his appointment by the Board in November 2021, and has served as the Company’s Chief Financial Officer and Corporate Secretary since April 3, 2023. Mr. Chan also serves as Chief Operating Officer of Alset, Inc. (NASDAQ:AEI). Prior to his appointment by the Company’s Board, Mr. Chan has served, since 2014, as President and Co-founder of CA Global Consulting, Inc. and, since 2020, as Director of Assurance and Advisory Services of Wei, Wei & Co., LLP, a PCAOB-registered public accounting firm. Prior to that, Mr. Chan served as Chief Financial Officer of several public companies, including Sino-Global Shipping America, Ltd (NASDAQ:SINO), Helo Corp. (OTC:HLOC) and SPI Energy Company, Ltd. (NASDAQ:SPI). Mr. Chan is certified public accountant registered with the State of New York.

Board of Directors

The following table sets forth certain information about our directors as of the date of this Proxy Statement.

Name	Age	Position
Heng Fai Ambrose Chan	78	Executive Chairman of the Board of Directors
John (“JT”) Thatch	61	President, Chief Executive Officer, and Vice Chairman of the Board of Directors
Frank D. Heuszel	67	Director
Robert H. Trapp	68	Director

Heng Fai Ambrose Chan was appointed by the Board in April 2020 as a Class II Director, to serve until the Annual Meeting of Shareholders in 2023, or until his successor is elected and qualified, and, in July 2021, was appointed by the Board to serve as Executive Chairman of the Board. Mr. Chan is an accomplished global business leader with over 40 years of experience and specializes in financial restructurings and corporate transformations of emerging growth businesses. Some of the companies that he has founded, rescued, or transformed include American Pacific Bank (USA), and China Gas Holdings Limited and Heng Fai Enterprises Limited (both listed on the Hong Kong Stock Exchange), Global Med Technologies, Inc. (a private U.S. medical software company), and SingHaiyi Group Ltd (formerly listed on the Singapore Stock Exchange). Mr. Chan also served, until 2022, on the board of directors of OptimumBank Holdings, Inc. (NASDAQ:OPHC), a commercial bank holding company. In addition, Mr. Chan serves as Chief Executive Officer and Chairman of the board of directors of Alset, Inc. (NASDAQ:AEI). Mr. Chan also serves, since June 2017, as Executive Chairman of the board of directors and, since April 2014, as Group Chief Executive Officer of Alset International Limited, a multinational holding company listed on the “Catalist Board” of the Singapore Exchange that is involved in international real estate development, biomedical sciences, asset management, health and wellness products, and information technology-related businesses. Mr. Chan also serves as Chairman of the board of directors of DSS, Inc. (formerly, Document Security Systems, Inc.) (NYSE American: DSS), a major shareholder of the Company.

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John (“JT”) Thatch served as Chief Executive Officer and Director from March 2018 to April 2020, served as President, Chief Executive Officer and Director from April 2020 to October 2020, served as President, Chief Executive Officer and Interim Chairman of the Board from October 2020 to July 2021, and has served as President, Chief Executive Officer and Vice Chairman of the Board since July 2021. Mr. Thatch was elected at the Company’s Annual Meeting of Shareholders in 2022 to serve as a Class I Director until the 2026 Annual Meeting. See additional information above. Mr. Thatch serves on the Board of Directors and is a director of DSS, Inc. (formerly, Document Security Systems, Inc.) (NYSE American: DSS), a major shareholder of the Company.

Frank D. Heuszel was appointed by the Board in September 2020 as a Class II Director, to serve until the Annual Meeting of Shareholders in 2023, or until his successor is elected and qualified. Mr. Heuszel currently serves as Chief Executive Officer and a director of DSS, Inc. (formerly, Document Security Systems, Inc.) (NYSE:DSS), a major shareholder of the Company. Heuszel has extensive expertise in a wide array of strategic, business, turnaround, and regulatory matters across several industries as a result of his executive management, educational, and operational experience. Prior to joining DSS, Mr. Heuszel had a very successful career in commercial banking and business turnaround management. For over 35 years, Heuszel served in many senior executive roles with major US and international banking organizations. As a banker Mr. Heuszel has served as General Counsel, Director of Special Assets, Credit Officer, Chief Financial Officer and Auditor. Mr. Heuszel has also operated a successful law practice which was focused on the regulation and operation of banks, management of bank litigation, corporate restructures, and merger and acquisitions. In addition to being an attorney and executive manager, Mr. Heuszel is a Certified Public Accountant (retired), and a Certified Internal Auditor. Mr. Heuszel is also a member of the Texas State Bar, the Houston Bar Association, Association of Corporate Counsel, Texas Society of Certified Public Accountants, and the State Bar of Texas Bankruptcy Section. Mr. Heuszel graduated from The University of Texas at Austin and from The South Texas College of Law in Houston.

Robert H. Trapp was elected at the Company’s Annual Meeting of Shareholders in 2022 to serve as a Class I Director until the Annual Meeting of Shareholders in 2026, or until his successor is elected and qualified. Mr. Trapp is a highly accomplished senior executive with 36 years of cross-cultural business experience with both publicly owned and private companies and a diverse background of experience in industries such as hospitality, finance, real estate, mining, software, biotech and consumer goods. More specifically, Mr. Trapp’s experience includes over 35 years of demonstrated achievements as a Director, President, CEO, Managing Director, CFO, Treasurer and Corporate Secretary of numerous companies operating in Japan, Hong Kong, Canada, and the United States. Mr. Trapp earned a Bachelor of Applied Arts – Hospitality & Tourism Management degree from Ryerson University (Toronto) in Ontario, Canada, and a Bachelor of Commerce degree from the University of Calgary in Alberta, Canada.

There have been no arrangements or understandings between: (a) a director or an executive officer of the Company and (b) any other person pursuant to which such director was appointed to the Board or selected as a nominee, or such executive officer was selected as an officer.

Corporate Governance

We are committed to conducting our business in a way that reflects best practices and high standards of legal and ethical conduct. To that end, our Board has approved and oversees the implementation of (i) a Code of Business Conduct and Ethics; (ii) a Conflicts of Interest Policy; and (iii) a Whistleblower Policy (collectively, the “Governance Conduct Standards”), as further discussed below. The policies contained in our Governance Conduct Standards embody the principles, policies, processes and practices followed by our Board, executive officers and employees in governing us.

Family Relationships

There are no family relationships among our directors, among our executive officers, or between any director and any executive officer of the Company.

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Directorships and Common Directorships

Messrs. Chan, Heuszel, and Thatch, each a Director of the Company, also serve on the board of directors of DSS, Inc., formerly Document Security Systems, Inc. (“DSS”) (NYSE:DSS). DSS, together with its subsidiary, Decentralized Sharing Systems, Inc., is a major shareholder of the Company.

In addition, Mr. Chan currently serves on the board of directors of Hapi Metaverse Inc. (formerly GigWorld Inc.)(OTC:GIGW), Value Exchange International, Inc. (OTCQB:VEII), and ALSET, Inc. (NASDAQ:AEI). Mr. Chan previously served on the board of directors of OptimumBank Holdings, Inc. (NASDAQ:OPHC) until 2022, RSI International Systems, Inc. (TSXV:RSY.H) until 2019, and Global Medical REIT, Inc. (NYSE:GMRE) until 2015.

In addition, Mr. Thatch currently serves on the board of directors of New Electric CV Corp. (formerly, American Premium Water Corporation)(OTC:HIPH).

Mr. Trapp also serves on the board of directors of Value Exchange International, Inc. (OTCQB:VEII). Mr. Trapp previously served on the board of directors of American Premium Water Corporation (OTC:HIPH), Theralink Technologies, Inc. (OTC:THER), Amarantus Bioscience Holdings Inc. (OTCM:AMBS) until 2017, and Hapi Metaverse Inc. (formerly GigWorld Inc.)(OTC:GIGW) until 2015.

Director Compensation

During the fiscal year ended March 31, 2023, the Company’s independent Directors received compensation pursuant to the compensation program for independent Directors established in 2022. Under the program, each independent Director receives $2,083.33 per Board meeting attended, for up to twelve (12) meetings during a year (up to $25,000 in compensation annually). In addition, independent Directors receive $5,000 per each additional meeting after twelve (12) meetings. During the fiscal year ended March 31, 2023, and 2022, Mr. Trapp received aggregate compensation of approximately $4,167 and $8,333, respectively, for his services as a Director. During the fiscal year ended March 31, 2023, and 2022, Directors received no other compensation for their services as Directors.

Election of Directors and Officers

The Company’s Board of Directors consists of three (3) classes as indicated below. Directors hold office until the Company’s Annual Meeting of Shareholders in the year specified when each Director is elected or until the election/qualification of their respective successors. Our By-Laws permit our Board to fill any Board vacancy and such appointed Director may serve until the next Annual Meeting of Shareholders in which his/her director class is up for election, or until the election/qualification of their successor. Officers are elected annually by the Board and hold office at the discretion of the Board.

Board of Directors Classes

The following directors serve on the Board and are expected to serve until his/her director class is up for election or until the election/qualification of their respective successors:

Class I – John (“JT”) Thatch and Robert H. Trapp were elected at the 2022 Annual Meeting of Shareholders, each to serve until the Annual Meeting of Shareholders in 2026.

Class II – Heng Fai Ambrose Chan, appointed by the Board in April 2020, and Frank D. Heuszel, appointed by the Board in September 2020, each to serve until the Annual Meeting of Shareholders in 2023. Currently, there is one vacant position in Director Class II.

Class III – Currently, there are two vacant positions in Director Class III.

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Legal Proceedings

Except as otherwise indicated below, to the knowledge of the Company after reasonable inquiry, no current Director or executive officer of the Company during the past ten years, has (i) been convicted in a criminal proceeding (excluding traffic violations or other minor offenses), (ii) been a party to any judicial or administrative proceeding (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws, (iii) filed a petition under federal bankruptcy laws or any state insolvency laws or has had a receiver appointed for the person’s property or (iv) been subject to any judgment, decree or final order enjoining, suspending or otherwise limiting for more than 60 days, the person from engaging in any type of business practice, acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, (v) been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated, (vi) been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated, (vii) been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (viii) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

No current Director or executive officer of the Company is a party adverse to the Company or any of its subsidiaries in any legal proceeding.

Board Leadership and Role in Risk Oversight

Our Board recognizes that selecting the optimal executive leadership structure and the proper combination or separation of roles, such as the Chief Executive Officer and Chairman roles, must closely consider and be driven by the needs of the Company at any point in time. The Board has not formally adopted an overall policy requiring combination or separation of leadership roles and our governing documents do not mandate a particular executive management structure. The Board reserves the right to modify the leadership structure as needed to best meet the changing needs of the Company from time to time.

The Board oversees our shareholders’ interest in the long-term health and the overall success of the Company and its financial strengths. The full Board is actively involved in overseeing risk management for the Company. It does so in part through discussion and review of our business, financial and corporate governance practices and procedures. The Board, as a whole, reviews the risks confronted by the Company with respect to its operations and financial condition, establishes limits of risk tolerance with respect to the Company’s activities and ensures adequate property and liability insurance coverage.

Meetings of the Board and Actions by Written Consent of the Board

During the fiscal year ended March 31, 2023, there were two (2) meetings of the Board and eight (8) actions of the Board by the written consent of the Directors in the absence of a Board meeting. Each such meeting and action by written consent, included the participation of all incumbent Directors at the time of such meeting or action by written consent.

Stockholder Communications

A stockholder may communicate with the Board by directing a written request addressed to our President and Chief Executive Officer at the address appearing on the first page of this Proxy Statement.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and Directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership. Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on such forms furnished to us by our officers and directors and by persons who own more than ten percent of a registered class of our equity securities, we believe that during the fiscal year ended March 31, 2023, all such reports were filed in a timely manner.

Director Independence and Board Committees

The principal market for the Company’s Common Stock is the OTCQB Market, an over-the-counter trading platforms market operated by OTC Markets Group Inc. Our determination of the independence of Directors is made using the definition of “independent director” contained in the listing standards of the OTCQB Market. Under such listing standards, a listed company Director qualifies as “independent” if, among other things, (a) the Director is not an Executive Officer or employee of the listed company, and (b) the Director does not have a relationship which, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment by the director in carrying out his or her responsibilities as a director.

Based on the definition of “independent director” contained in the listing standards of the OTCQB Market, the Board believes Mr. Trapp is an independent director.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of the Company’s Board of Directors. Our Board does not believe that it is practical due to the limited number of directors currently serving, nor necessary to have such committees at this point because it believes the functions of such committees can be adequately performed by the Board as a whole. A compensation committee made up of members of management, including non-independent Board members, has been commissioned by the Board and is chartered and operating to assist the Board with executive compensation-related matters.

We have not adopted procedures by which security holders may recommend nominees to our Board.

Audit Committee Financial Expert

The Board does not currently have an Audit Committee. The duties of members of an Audit Committee are currently carried out by the Board as a whole.

Hedging Policy and Practices

The Company has not entered into hedging transactions in the past. The Company’s Board of Directors reserves the right to authorize the use of hedging practices in the future and disclosures about any such policy and practices in the future will be made when applicable.

Code of Business Conduct and Ethics

Our Board of Directors has adopted (i) a Code of Business Conduct and Ethics and (ii) a Conflicts of Interest Policy that apply to our directors, officers, and employees. Copies of these documents are available in print to any person, without charge, upon written request to our Investor Relations Department at 5200 Tennyson Parkway, Suite 400, Plano, Texas 75024.

Whistleblower Policy

Sharing Services Global Corporation is committed to the conduct of its business with honesty and integrity. Accordingly, the Company’s Board of Directors has adopted a formal policy (the “Whistleblower Policy”) that requires its Directors, officers, employees, and volunteers (each, a “Company Individual”) to observe high standards of business and personal ethics in the conduct of their duties and responsibilities. As such, the policy: (a) encourages and enables Company Individuals to raise concerns regarding suspected illegal or unethical conduct or practices or violations of the Company’s policies on a confidential and, if desired, anonymous basis, (b) protects Company Individuals from retaliation for raising any such concerns, and (c) establishes policies and procedures for the Company to receive and investigate reported concerns and address and correct inappropriate conduct and actions. Under the Company’s Whistleblower Policy, a Corporate Individual has a responsibility to report in good faith any concerns about actual or suspected violations of the Company’s policies or any federal, state, or local law or regulation governing the Company’s operations (each, a “Concern”). The concerns reportable include but are not limited to financial improprieties, accounting or audit matters, ethical violations, or other similar illegal or improper practices, such as: fraud, theft, embezzlement, bribery or kickbacks, undisclosed conflict of interest, and similar matters.

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Under the policy, no Company Individual who in good faith reports a Concern or participates in a review or investigation of a Concern shall be subject to harassment, retaliation, or, in the case of an employee, adverse employment consequences because of such report or participation. This protection extends to each Company Individual who report in good faith, even if the allegations are, after an investigation, not substantiated.

The Company’s Whistleblower Policy provides for Concerns to be reported in writing to the Company’s Chief Executive Officer (the “Compliance Officer”). The Compliance Officer, in turn, is required (a) to promptly investigate or oversee the investigation of each reported Concern, (b) to advice the Board of Director of each reported Concern, and (c) to report relevant compliance activity to the Board of Directors at each regularly scheduled Board meeting. Further, the Compliance Officer is required to promptly notify the Board of Directors of any Concerns regarding accounting practices, internal controls, or auditing matters, and shall work with the Board of Directors until the matter is resolved.

EXECUTIVE COMPENSATION

DIRECTOR AND OFFICER COMPENSATION

Director Compensation

During the fiscal year ended March 31, 2023, the Company’s independent Directors received compensation pursuant to the compensation program for independent Directors established in 2022. Under the program, each independent Director receives $2,083.33 per Board meeting attended, for up to twelve (12) meetings during a year (up to $25,000 in compensation annually). In addition, independent Directors receive $5,000 per each additional meeting after twelve (12) meetings. During the fiscal year ended March 31, 2023, and 2022, Mr. Trapp received aggregate compensation of approximately $4,167 and $8,333 for his services as a Director. During the fiscal year ended March 31, 2023, and 2022, Directors received no other compensation for their services as Directors.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to the named executive officers for all services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended March 31, 2023, and 2022:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Cash Bonus ($)	Stock Warrant Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John (“JT”) Thatch	2023	360,006	-	143,559	-	52,118	555,683
President, Chief Executive Officer and Director (principal executive officer)	2022	360,006	-	-	-	72,947	432,953
Anthony S. Chan (1)	2023	270,000	-	-	-	30,626	300,626
Chief Financial Officer and Corporate Secretary	2022	93,482	-	-	-	8,656	102,138
Catherine J. McCain (2)	2023	345,000	-	106,099	-	55,702	506,801
Former General Counsel and Corporate Secretary	2022	350,045	-	415,875		62,079	827,999

(1)	Anthony S. Chan has served as Chief Financial Officer of the Company since his appointment by the Board in November 2021, and as Chief Financial Officer and Corporate Secretary since April 3, 2023.
(2)	Catherine J. McCain served as General Counsel and Corporate Secretary of the Company until her resignation effective April 3, 2023.

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Narrative Disclosure to Summary Compensation Table

Mr. Thatch served as Chief Executive Officer and Director from March 2018 to April 2020, served as President, Chief Executive Officer and Director from April 2020 to October 2020, served as President, Chief Executive Officer and Interim Chairman of the Board from October 2020 to July 2021, and has served as President, Chief Executive Officer and Vice Chairman of the Board since July 2021. Under the terms of Mr. Thatch’s employment agreement, Mr. Thatch may earn an incentive bonus subject to the achievement of certain consolidated operating performance goals by the Company during each fiscal quarterly measurement period. Amounts reported under “All Other Compensation” above represents, cell phone allowance, employer contribution to 401(k) Plan, car allowance, and reimbursement of health care insurance premiums for Mr. Thatch’s spouse, and reimbursement of club membership dues, pursuant to Mr. Thatch’s employment agreement. References to Mr. Thatch’s employment agreement are to the Amended and Restated Executive Employment Agreement between the Company and Mr. Thatch effective May 16, 2019, which agreement has an initial term of five (5) years. The Summary Compensation Table above does not reflect $12,000 and $12,000 reimbursed to Mr. Thatch in the fiscal year 2023 and 2022, respectively, for costs associated with his office in Florida.

Mr. Anthony S. Chan has served as Chief Financial Officer of the Company since his appointment by the Board in November 2021, and as Chief Financial Officer and Corporate Secretary since April 3, 2023. Amounts reported under “All Other Compensation” above represents cell phone allowance, employer contribution to 401(k) Plan, and reimbursement of health care insurance premiums for Mr. Chan’s family, pursuant to Mr. Chan’s employment agreement, which agreement has an initial term of three (3) years.

Ms. McCain served as the Company’s General Counsel and Corporate Secretary pursuant to a General Counsel Employment Agreement between Ms. McCain and Sharing Services Global Corporation effective June 1, 2019, and an Amended and Restated Executive Employment Agreement between Ms. McCain and certain consolidated subsidiaries of the Company, from May 15, 2019 (the “May 2019 Employment Agreement”) until her resignation effective April 3, 2023. Under the terms of the May 2019 Employment Agreement, Ms. McCain could earn a cash bonus and an incentive bonus, with such incentive bonus being subject to the achievement of certain consolidated operating performance goals by the Company during each fiscal quarterly measurement period. In addition, pursuant to the terms of the May 2019 Employment Agreement, in May 2020, Ms. McCain was awarded a fully vested warrant to purchase up to 1,875,000 shares of the Company’s Class A Common Stock at an exercise price per share indexed to the price of such common stock, in May 2021, Ms. McCain was awarded a fully vested warrant to purchase up to 1,875,000 shares of the Company’s Class A Common Stock at an exercise price per share indexed to the price of such common stock and, in May 2022, Ms. McCain was awarded a fully vested warrant to purchase up to 1,875,000 shares of the Company’s Class A Common Stock at an exercise price per share indexed to the price of such common stock. Amounts reported under “All Other Compensation” above represents car allowance, cell phone allowance, employer contribution to 401(k) Plan, car allowance, and reimbursement of health care insurance premiums for Ms. McCain’s family, reimbursement of professional membership dues, continuing professional education expenses, reimbursement of tennis membership dues, and fees paid to third party professionals for income tax return preparation, and financial, tax and estate planning services, pursuant to the May 2019 Employment Agreement.

Outstanding Equity Awards

The Board has not adopted a formal stock-based compensation plan. Prior to the date of this Proxy Statement, the Board has granted awards of equity instruments to Ms. McCain and to Mr. Thatch in connection with their respective employment agreements. Except as indicated below, all such equity instruments have been exercised as of the date of this Proxy Statement.

The table below summarizes all unexercised options or warrants, vested and not vested, and any other equity-type awards for each named executive officer outstanding as of March 31, 2023:

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION or WARRANT AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options or Warrants (#) Exercisable	Number of Securities Underlying Unexercised Options or Warrants (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option or Warrant Exercise Price ($)	Option or Warrant Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John (“JT”) Thatch (1)	8,444,663		8,444,663	$0.0001	2-20-2028	-	-	-	-
Catherine J. McCain (2)	5,625,000	-	5,625,000	$0.0096	5-15-2024	-	-	-	-

(1) Effective February 20, 2023, the Company’s Board of Directors awarded Mr. Thatch a fully vested warrant to purchase up to 8,444,663 shares of the Company’s Common Stock, at the exercise price of $0.0001 per share.

(2) Under the terms of the May 2019 Agreement, in May 2020, the Company awarded Ms. McCain a fully vested warrant to purchase up to 1,875,000 shares of the Company’s Class A Common Stock at an exercise price per share indexed to the price of the Company’s Class A Common Stock, in May 2021, the Company awarded to Ms. McCain a fully vested warrant to purchase up to 1,875,000 shares of the Company’s Class A Common Stock at an exercise price per share indexed to the price of the Company’s Class A Common Stock and, in May 2022, Ms. McCain was awarded a fully vested warrant to purchase up to 1,875,000 shares of the Company’s Class A Common Stock at an exercise price per share indexed to the price of such common stock. All such warrants expire on May 15, 2024.

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Compensation Discussion and Analysis

The Company is a Smaller Reporting Company, as defined in Rule 12b-2 of the Exchange Act and, accordingly, has omitted certain information required in this Proxy Statement pursuant to the applicable scaled disclosure rules.

Additional Narrative Disclosure

Under the terms of Mr. Thatch’s employment agreement, upon termination of employment within one year of a change in control event, as defined in the employment agreement, or otherwise upon termination of employment by the Company for any reason other than cause, as defined in the employment agreement, or upon the executive’s resignation for good reason, as defined in the employment agreement, the Company is obligated to pay the executive an amount equal to three years’ base salary and a pro-rata portion of the incentive pay that the executive would have earned in the year of termination, except for the fact that such termination occurred.

Under the terms of Mr. Chan’s employment agreement, upon termination of employment by the Company for any reason, or by the executive for any reason, the Company is obligated to pay the executive an amount equal to six months’ base salary.

Under the terms of Ms. McCain’s employment agreement, upon termination of employment within one year of a change in control event, as defined in the employment agreement, or otherwise upon termination of employment by the Company for any reason other than cause, as defined in the employment agreement, or upon the executive’s resignation for good reason, as defined in the employment agreement, the Company is obligated to pay the executive: (a) an amount equal to 36 months’ base salary base salary, (b) a pro-rata portion of the incentive pay that the executive would have earned in the year of termination, except for the fact that such termination occurred, (c) an amount equal to the Company’s cost for 24 months’ of customary employee benefits for which the executive qualified for at the time of termination, grossed up so that the after tax value of the payment equals the value of such benefits to the executive at the time of termination, and (d) an amount equal to the present value of the contributions to a retirement plan that the Company would have made for the executive’s benefit during the 24 months following termination, except for the fact that such termination occurred, grossed up so that the after tax value of the payment equals the present value of the retirement benefit to the executive at the time of termination. Ms. McCain resigned from all positions with the Company and the Company’s subsidiaries effective April 3, 2023.

PAY VERSUS PERFORMANCE TABLE

Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for NON-PEO NEOs	Average Compensation Actually Paid to NON-PEO NEOs	Value of Initial Fixed $100 Investment based on Total Shareholder Return	Net Loss
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$555,683	$412,124	$807,427	$701,328	$7.08	$37,685,163
2022	$432,953	$432,953	$930,137	$514,262	$16.25	$17,106,497

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Pay Versus Performance Table Note Disclosures

(1) The information in Columns (b) and (c) relates to Mr. Thatch, the Company’s Chief Executive Officer. The information in Columns (d) and (e) relates to named executive officers Anthony S. Chan, our Chief Financial Officer, and Catherine J. McCain, our General Counsel. Mr. Chan was appointed by the Board as the Company’s Chief Financial Officer in November 2021. Mr. McCain served as the Company’s General Counsel until her resignation effective April 3, 2023.

(2) Mr. Thatch served as Chief Executive Officer and Director from March 2018 to April 2020, served as President, Chief Executive Officer and Director from April 2020 to October 2020, served as President, Chief Executive Officer and Interim Chairman of the Board from October 2020 to July 2021, and has served as President, Chief Executive Officer and Vice Chairman of the Board since July 2021. Under the terms of Mr. Thatch’s employment agreement, Mr. Thatch may earn an incentive bonus subject to the achievement of certain consolidated operating performance goals by the Company during each fiscal quarterly measurement period. During the period presented in the Pay Versus Performance Table, Mr. Thatch’s performance has been determined pursuant to his employment agreement, however, no portion of Mr. Thatch’s compensation, during the years presented in the table above, include an incentive bonus. In the fiscal year 2023, the Company’s Board of Directors awarded Mr. Thatch a fully vested warrant to purchase up to 8,444,663 shares of the Company’s Common Stock, at the exercise price of $0.0001 per share. The aggregate fair value of this award on the grant date was $143,559.

(3) Under the terms of Ms. McCain employment agreement, in May 2020, the Company awarded Ms. McCain a fully vested warrant to purchase up to 1,875,000 shares of the Company’s Class A Common Stock at an exercise price per share indexed to the price of the Company’s Class A Common Stock, in May 2021, the Company awarded to Ms. McCain a fully vested warrant to purchase up to 1,875,000 shares of the Company’s Class A Common Stock at an exercise price per share indexed to the price of the Company’s Class A Common Stock and, in May 2022, Ms. McCain was awarded a fully vested warrant to purchase up to 1,875,000 shares of the Company’s Class A Common Stock at an exercise price per share indexed to the price of such common stock. All such warrants expire on May 15, 2024.

(4) The information in Column (f) assumes a $100 fixed investment in shares of the Company’s Common Stock was made on April 1, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

SEC regulations require that we disclose any transaction, arrangement, or relationship in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which a “related person” had or will have a direct or indirect material interest. For this purpose, a related person is: (i) a director, an executive officer, or a director nominee in this Proxy Statement, (ii) a beneficial owner of more than 5% of any class of the Company’s voting securities, (iii) an immediate family member of a director, an executive officer, a director nominee in this Proxy Statement, or a beneficial owner of more than 5% of any class of the Company’s voting securities, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest.

DSS, Inc. (formerly Document Security Systems, Inc.) and Subsidiaries

In July 2020, the Company and Heng Fai Ambrose Chan, a Director of the Company, entered into a Stock Purchase and Share Subscription Agreement (the “SPA Agreement”) pursuant to which Mr. Chan invested $3.0 million in the Company and the Company agreed to issue 30.0 million shares of the Company’s Class A Common Stock and a fully vested Stock Warrant to purchase up to 10.0 million shares of the Company’s Class A Common Stock at an exercise price of $0.20 per share (the “Assigned Warrants”). Concurrently with the SPA Agreement, Mr. Chan and DSS, then a major shareholder of the Company, entered into an Assignment and Assumption Agreement pursuant to which Mr. Chan assigned to DSS all interests in the SPA Agreement. In July 2020, the Company issued 30.0 million of its Class A Common Stock pursuant to the SPA Agreement. The Stock Warrant issued pursuant to the SPA Agreement expires on the third anniversary from the issuance date, unless exercised earlier.

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In April 2021, the Company and Decentralized Sharing Systems, Inc. (“DSSI”), a subsidiary of DSS, entered into a Securities Purchase Agreement, pursuant to which DSSI granted a $30.0 million loan to the Company in exchange for: (a) a Convertible Promissory Note in the principal amount of $30.0 million (the “Note”) in favor of DSSI, and (b) a detachable Stock Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share. At any time during the term of the Note, all or part of the Note, including the principal amount less unamortized prepaid interest, if any, plus any accrued interest can be converted into shares of the Company’s Class A Common Stock at the rate of $0.20 per share, at the option of the holder. Under the terms of the loan agreement, the Company agreed to pay to DSSI a loan origination fee of $3.0 million, payable in shares of the Company’s Class A Common Stock, with the number of shares to be calculated at the rate of $0.20 per share. In April 2021, Sharing Services issued 27.0 million shares of its Class A Common Stock to DSSI, including 15.0 million shares in payment of the loan origination fee and 12.0 million shares in prepayment of interest on a loan for the first year, as more fully discussed in Note 13, “CONVERTIBLE NOTES PAYABLE” above.

In December 2021, the Company and DSSI entered into a Stock Purchase and Share Subscription Agreement pursuant to which DSSI invested $3,000,000 in the Company in exchange for 50.0 million shares of Class A Common Stock (the “Shares”) and stock warrants (the “Service Warrants”) to purchase up to 50.0 million shares of the Company’s Class A Common Stock. The Stock Warrants are fully vested, have a term of five (5) years and are exercisable at any time prior to expiration, at the option of DSSI, at a per share price equal to $0.063.

In January 2022, the Company and DSS who, together with its subsidiaries, entered into a one-year Business Consulting Agreement (the “Consulting Agreement”) pursuant to which the DSS will provide to the Company certain consulting services, as defined in the Consulting Agreement. The Consulting Agreement may be terminated by either party on a 60-day’s written notice. In connection with the Consulting Agreement, the Company agreed to pay DSS and flat monthly fee of sixty thousand dollars ($60,000) and DSS received a fully vested detachable Stock Warrant to purchase up to 50.0 million shares of the Company’s Class A Common Stock, at the exercise price of $0.0001 per share. In February 2022, the Company issued 50.0 million shares of its Common Stock Class A to DSS in connection with exercise of the Stock Warrant.

In June 2022, the Company and DSSI entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company issued: (a) a Convertible Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI and (b) a detachable Warrant to purchase up to 818,181,819 shares of the Company’s Class A Common Stock (the “DSSI Warrants”), at $0.033 per share, in exchange for the $27.0 million. The 2022 Note bears interest at the annual rate of 8% and is due and payable on demand or, if no demand, on June 14, 2024. At any time during the term of the 2022 Note, all or part of the Note was convertible into up to 818,181,819 shares of the Company’s Class A Common Stock, at the option of the holder. In connection with the loan, the Company agreed to pay to DSSI a loan Origination Fee of $270,000. In addition, under the terms of the SPA, DSSI surrendered to the Company all DSSI’s rights pursuant to: (a) a certain Convertible Promissory Note in the principal amount of $30.0 million issued by the Company in April 2021 in favor of DSSI, and (b) a certain detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share, issued concurrently with such $30.0 million note.

On February 3, 2023, the Company mutually agreed with DSS to enter into a Letter Agreement (the “DSS Letter Agreement”), pursuant to which the Company and DSS have agreed to terminate and release all obligations of the Consulting Agreement effective as of December 31, 2022. In accordance with the DSS Letter Agreement, the Company also agreed to issue 33,333,333 shares of the Company’s Common Stock in lieu of cash payment to satisfy the accrued and unpaid service fees equal to $700,000 owed to DSS under the Consulting Agreement.

On February 28, 2023, the Company and DSSI mutually agreed in a Letter Agreement (the “First DSSI Letter Agreement”) to a mutual settlement of the interest accrued on the 2022 Note issued by the Company to DSSI. In accordance with the DSSI Letter Agreement, the Company agreed to issue 26,285,714 shares of the Company’s Common Stock, at a price per share of $0.021 in lieu of cash payment to satisfy the accrued and unpaid interest through and including December 31, 2022, in the amount of $552,000 owed to DSS.

On March 24, 2023, the Company, DSS and DSSI, entered into a Securities Exchange and Amendment Agreement (the “Agreement”) pursuant to which the parties agreed to: (1) exchange and surrender of the Assigned 60 million Warrants in exchange for 693,194 shares of the Company’s Class A common stock; (2) exchange and surrender the Service Warrants of 818,181,819 warrants for 9,452,647 shares of the Company’s Class A common stock; (3) exchange and surrender the DSSI Warrants; and (4) amend the 2022 Note by removing all conversion rights granted by the 2022 Note in exchange for 14,854,159 shares of the Company’s Class A common stock. The Company issued 25,000,000 shares of the Company’s Class A Common Stock in full satisfaction, exchange and payment for the exchanges and amendments set forth in the Agreement. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized as a deemed dividend on the Company’s consolidated financial statements.

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On April 17, 2023, the Company and DSSI mutually agreed in a subsequent Letter Agreement (the “Second DSSI Letter Agreement”) to a mutual settlement of the interest accrued on the 2022 Note between January 1, 2023, through and including March 31, 2023. In accordance with the Second DSSI Letter Agreement, the Company agreed to issue 28,877,005 shares of the Company’s Common Stock, at a price per share of $0.0187 in lieu of cash payment to satisfy the accrued and unpaid interest between January 1, 2023, through and including March 31, 2023, in the amount of $540,000 owed to DSSI.

On May 4, 2023, DSS and DSSI distributed, in the aggregate, 280,528,500 shares of SHRG they then held to DSS, Inc. shareholders in connection with the Form S-1 (file no. 333-271184) initially filed with the Securities and Exchange Commission on April 7, 2023, and declared effective on April 25, 2023. Accordingly, after the distribution, DSS ceased to be a majority shareholder of the Company.

On July 1, 2023, the Company and DSSI, entered into a Securities Purchase Agreement, to purchase and sell 1,000 shares of common stock, par value $0.001 per share, (“Shares”) representing all of the issued and outstanding shares of common stock of HWH World, Inc., a Texas corporation (“HWHW”). The Company purchased the Shares for a consideration of (i) $10 paid immediately in cash, and (ii) up to $711,300 payable from the gross proceeds generated from the sale of HWHW’s inventory, payable quarterly, and as described in detail in the Securities Purchase Agreement.

On July 1, 2023, the Company and DSSI, entered into a Securities Purchase Agreement, to purchase and sell 1,000 shares of common stock, par value $0.001 per share, (“HWHH Shares”) representing all of the issued and outstanding shares of common stock of HWHH Holdings, Inc., a Texas corporation (“HWHH”). The Company purchased the HWHH Shares for a consideration of (i) $10.00 paid immediately in cash, and (ii) up to $1,210,224.31 payable from the gross proceeds generated from the sale of HWHH’s inventory, payable quarterly, and as described in detail in the Securities Purchase Agreement.

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Effective June 30, 2023, the Company and DSSI, entered into three additional transactions for offsetting certain SHRG liabilities by the sale of assets, as follows:

I.	Subject to the terms of an Assignment of Limited Liability Company Interests agreement, DSSI purchased the SHRG subsidiary, Linden Real Estate Holdings LLC, with the financial terms generally summarized as follows: (a) DSSI assumed approximately $7.56 million in SHRG liabilities secured by certain Commercial Real Estate, (b) DSSI credited SHRG $239,790 toward amounts owing under the 2022 Note (the “$27.0 million loan”), and (c) DSSI acquired ownership of Linden Real Estate Holdings LLC, with its sole asset being a commercial lot and commercial building located in Lindon, Utah, with an estimated value of $7.8 million; subject only to the assumed indebtedness.

II.	Subject to the terms of a Loan Purchase Contract, Assignment of Note and Liens and Other Loan Documents, and Note Allonge document, DSSI purchased from SHRG a Stemtech promissory note in the amount of $1.4 million, along with all SHRG’s rights in any Stemtech warrants, for a purchase price of $1.1 million, with the financial terms generally summarized as follows: (a) DSSI pays the $1.1 million purchase price by crediting the $27.0 million loan, first to interest and then to principal, and (b) DSSI acquired ownership of certain $1.4 million promissory note payable by Stemtech, free and clear of any liens, and any equity or warrant interest in the Stemtech that SHRG may have held.

III.	Subject to the terms of a Loan Purchase Contract, Assignment of Note and liens and Other Loan Documents, DSSI purchased from SHRG a promissory note(s) in the amount of $640,000 and related equity interests of 1044Pro LLC, for a purchase price of $400,000, with the financial terms generally summarized as follows: (a) DSSI pays the purchases price by crediting the $27 million loan, to the outstanding principal and interest owing under the terms of that note, and (b) DSSI acquired ownership that $640,000 promissory note payable by 1044Pro, free and clear of any liens, and any equity interest in 1044Pro LLC that SHRG held.

As of July 28, 2023, DSS and its affiliates owned, in the aggregate, 24,821,089 shares of the Company’s Class A Common Stock. Heng Fai Ambrose Chan, Frank D. Heuszel, and John (“JT”) Thatch, each a Director of the Company, also serve on the Board of Directors of DSS. Mr. Chan serves as Executive Chairman of the Board of Directors of the Company. Mr. Thatch serves as President, CEO and Vice Chairman of the Board of Directors of the Company.

American Pacific Bancorp, Inc.

On June 15, 2022, Sharing Services, through one of its subsidiaries, entered into a secured real estate promissory note with American Pacific Bancorp, Inc. (“APB”), and the Company entered into a Loan Agreement pursuant to which APB loaned the Company approximately $5.7 million (the “APB Loan”). The APB Loan bears interest at the annual rate of 8% matures on June 1, 2024, is payable in equal monthly instalments of $43,897 commencing on July 1, 2022 (with the remainder due on June 1, 2024). The loan is secured by a first mortgage interest on the Company’s Lindon, Utah office building. In connection with this loan, the Company received net proceeds of $5,522,829 from APB on June 17, 2022. APB is a subsidiary of DSS. Heng Fai Ambrose Chan, Frank D. Heuszel and John “JT” Thatch, each a Director of the Company, also serve on the Board of Directors of DSS, and Messrs. Chan and Heuszel also serve on the Board of Directors of APB.

On August 11, 2022, the Company executed a revolving credit promissory note with APB pursuant to which the Company has access to advances with a maximum principal balance not to exceed the principal sum of $10.0 million. The APB Revolving Note is collateralized by the assets of the Company, and it bears interest at the annual rate of 8% and such interest shall be due and payable quarterly as it accrues on the outstanding balance. On December 9, 2022, APB and the Company mutually agreed to limit and/or end any further commitment by APB to fund or to readvance under the terms of the APB Revolving Note to $6.0 million. As of March 31, 2023, the Company had $1,430,459 outstanding under the APB Revolving Note.

As discussed above, effective June 30, 2023 subject to the terms of an Assignment of Limited Liability Company Interests agreement, DSSI purchased the SHRG subsidiary, Linden Real Estate Holdings LLC, with the financial terms generally summarized as follows: (a) DSSI assumed approximately $7.56 million in SHRG liabilities (namely, all amounts due under the APB Loan and the APB Revolving Note), (b) DSSI credited SHRG $239,790 toward amounts owing under the 2022 Note (the “$27.0 million loan”), and (c) DSSI acquired ownership of Linden Real Estate Holdings LLC, with its sole asset being a commercial lot and commercial building located in Lindon, Utah, with an estimated value of $7.8 million; subject only to the assumed indebtedness.

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Alset Title Company, Inc.

In December 2021, Sharing Services, through one of its subsidiaries, purchased an office building in Lindon, Utah for $8,942,640. In connection therewith, Alset Title Company, Inc. (“Alset Title”), a subsidiary of DSS, acted as escrow and closing agent for the transaction, at no cost. DSS, together with its subsidiaries, is a shareholder of the Company.

Hapi Café, Inc.

In November 2021, Sharing Services and Hapi Café, Inc, a company affiliated with Heng Fai Ambrose Chan, a Director of the Company, entered into a Master Franchise Agreement pursuant to which Sharing Services acquired the exclusive franchise rights in North America to the brand “Hapi Café.” Under the terms, Sharing Services, directly or through its subsidiaries, has the right to operate no less than five (5) corporate-owned stores and can offer to the public sub-franchise rights to own and operate other stores, subject to the terms and conditions contained in the Master Franchise Agreement.

HWH International, Inc.

In October 2017, Sharing Services issued a Convertible Promissory Note in the principal amount of $50,000 (the “Note”) to HWH International, Inc. (“HWH” or the “Holder”). HWH is affiliated with Heng Fai Ambrose Chan, who became a Director of the Company in April 2020. The Note is convertible into 333,333 shares of the Company’s Common Stock. Concurrent with issuance of the Note, the Company issued to HWH a detachable stock warrant to purchase up to an additional 333,333 shares of the Company’s Common Stock, at an exercise price of $0.15 per share. Under the terms of the Note and the detachable stock warrant, the Holder is entitled to certain financing rights. On August 9, 2022, HWH and the Company executed an agreement to settle the Note and cancel the related stock warrant for $78,636, which amount represents the principal plus accrued interest. The Company made the payment to HWH on August 9, 2022.

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HWH World, Inc.

A subsidiary of the Company operating in the Republic of Korea subleases office space from HWH World, Inc. (“HWH World”), a subsidiary of DSS. Pursuant to the terms of the sublease agreement, the Company recognized a right-of-use asset and an operating lease liability of $261,835 in connection therewith in its fiscal year ended March 31, 2022. In the fiscal year ended March 31, 2022, the Company recognized expense of $222,092 in connection with this lease. As of March 31, 2022, accounts payable include payments due to HWH World under the lease of $213,742. In May 2022, the Company and HWH World amended the related sublease agreement to significantly reduce the space subleased by the Company and the related rent obligation. As of March 31, 2023, the agreement constitutes a month-to-month arrangement.

In September 2021, the Company and HWH World entered into an Advisory Agreement pursuant to which the Company provides strategic advisory services to HWH World in connection with its North America expansion plans in exchange for a monthly fee of $10,000. During the fiscal year ended March 31, 2022, the Company recognized consulting income of $76,700 in connection therewith. The Advisory Agreement was terminated during the three months ended June 30, 2022.

As discussed above, on July 1, 2023, the Company and DSSI, entered into a Securities Purchase Agreement, to purchase and sell 1,000 shares of common stock, par value $0.001 per share, (“Shares”) representing all of the issued and outstanding shares of common stock of HWH World, Inc., a Texas corporation (“HWHW”). The Company purchased the Shares for a consideration of (i) $10 paid immediately in cash, and (ii) up to $711,300 payable from the gross proceeds generated from the sale of HWHW’s inventory, payable quarterly, and as described in detail in the Securities Purchase Agreement.

Impact BioMedical, Inc.

In the fiscal year ended March 31, 2022, a wholly owned subsidiary of the Company purchased health and wellness products from Impact BioMedical, Inc., a subsidiary of DSS, in the aggregate amount of $111,414.

K Beauty Research Lab. Co., Ltd

In the fiscal year ended March 31, 2022, a wholly owned subsidiary of the Company purchased skin care products manufactured by K Beauty Research Lab. Co., Ltd (“K Beauty”), a South Korean-based supplier of skin care products that is affiliated with Heng Fai Ambrose Chan, a Director of the Company, in the aggregate amount of $2.3 million.

New Electric CV Corp. (formerly, American Premium Water Corporation)

In July 2021, the Company, and New Electric CV Corp. (formerly American Premium Water Corporation) (“American Premium”) entered into a business consulting agreement pursuant to which the Company provides consulting services to American Premium in exchange for a monthly fee of $4,166. Mr. John “JT” Thatch, a director of the Company, also serves on the Board of Directors of American Premium. During the fiscal year ended March 31, 2023, and 2022, the Company recognized consulting fee income of approximately $50,000 and $33,000, respectively.

Premier Packaging Corporation

In the fiscal year ended March 31, 2023, and 2022, a wholly owned subsidiary of the Company issued purchase orders to Premier Packaging Corporation, a subsidiary of DSS, to acquire printed packaging materials for approximately $108,000 and $156,000, respectively.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 28, 2023, there were 376,328,885 shares of the Company’s Class A Common Stock; 3,100,000 shares of its Series A Preferred Stock; and 3,220,000 shares of its Series C Preferred Stock issued and outstanding, excluding shares that any named person has the right to acquire pursuant to convertible instruments. Each outstanding share of Class A Common Stock; Series A Preferred Stock; and Series C Preferred Stock entitles the holder to one (1) vote. In addition, each outstanding share of Series A Preferred Stock and Series C Preferred Stock is convertible into one share of the Company’s Class A Common Stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this disclosure, a person or group of persons is deemed to have “beneficial ownership” of any shares of our Class A Common Stock that such person or group of persons owns or has the right to acquire within 60 days of the date of this prospectus, except as discussed below. For purposes of computing the percentage of the outstanding shares of our Class A Common Stock held by a named person, any shares that such person has the right to acquire within 60 days of the date of this Proxy Statement are deemed to be outstanding, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. For purposes of computing the percentage of the outstanding shares of our Class A Common Stock held by all executive officers and/or directors as a group (12 persons), any shares that such group of persons has the right to acquire within 60 days of the date of this Proxy Statement are deemed to be outstanding, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

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The following table sets forth certain information regarding the ownership of our capital stock, as of July 28, 2023, by: (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of all voting classes of our stock, (ii) each executive officer and director of the Company, and (iii) all our executive officers and/or directors as a group. The table reflects the number of shares held, the percentage of ownership of each voting class held, and the percentage of ownership of all voting classes held by each listed person or group of persons. No person beneficially owns more than 5% of the shares of our Series C Preferred Stock outstanding. Unless otherwise noted, the address for the shareholders listed below is 5200 Tennyson Parkway, Suite 400, Plano, TX 75024.

Title of Class	Name of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class [2]	Percent of All Voting Classes [3]
Class A Common Stock	ALSET, Inc. 4800 Montgomery Lane, Suite 210 Bethesda, MD 20814	113,159,186	30.1%	29.6%
	DSS, Inc. 275 Wiregrass Pkwy. West Henrietta, NY 14586	24,821,089	6.6%	6.5%
	Heng Fai Ambrose Chan [4]	183,636,489	48.8%	48.0%
	Frank D. Heuszel [5]	27,507,996	7.3%	7.2%

	John (“JT”) Thatch [6]	26,917,323	7.0%	6.9%

	Robert H. Trapp	-	-	-

	Anthony S. Chan	-	-	-

	Catherine J. McCain [7]	10,189,074	2.7%	2.6%

	All Officers and/or Directors as a Group – 6 persons	223,429,793	57.2%	56.3%

Series A Preferred Stock	Research & Referral BZ [8] 11 Hibiscus Street Ladyville, Belize	2,900,000	93.5%	0.8%

	All Officers and/or Directors as a Group - 6 persons	-	-	-

Series C Preferred Stock	All Officers and/or Directors as a Group - 6 persons	-	-	-

[1]	Each person named above may be deemed to be a “parent” and “promoter” of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct and indirect stock holdings.

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[2]	Calculated based on the total shares of each respective class of voting equity securities issued and outstanding as of July 28, 2023, as follows: Class A Common Stock: 376,328,885 shares; Series A Preferred Stock: 3,100,000 shares; and Series C Preferred Stock: 3,220,000 shares.

[3]	Calculated based upon the aggregate Voting Power of all shares of all classes of stock held by the named person compared to the aggregate Voting Power of all shares of all classes of voting securities issued and outstanding. Assuming the conversion of all shares of all classes of convertible stock issued and outstanding, the total number of shares of our Common Stock outstanding and entitled to vote at the Annual Meeting would be 382,648,885 shares (with each share entitled to one vote).

[4]	Reflects shares held by Mr. Chan and shares held by: (a) ALSET, Inc. and its subsidiary, (b) DSS, Inc. and its subsidiaries, (c) Global BioMedical Pte., Ltd., and (d) Heng Fai Holdings, Ltd., in the aggregate, over which Mr. Chan maintains voting control. Mr. Chan is a director of ALSET, DSS, Global BioMedical, and Heng Fai Holdings.

[5]	Reflects shares held by Mr. Heuszel, shares held by members of Mr. Heuszel’s family, and shares held by DSS, in the aggregate, over which Mr. Heuszel maintains voting control. Mr. Heuszel is an executive officer and a director of DSS.

[6]	Reflects shares held by the Thatch Family Trust, shares held by members of Mr. Thatch’s family, and shares held by DSS, in the aggregate, over which Mr. Thatch maintains voting control. Mr. Thatch is a director of DSS.

[7]	Reflects shares held by The McCain Revocable Trust and 5,625,000 shares issuable upon exercise of fully vested compensatory warrants held by Ms. McCain, over which Ms. McCain maintains voting control.

[8]	Represents shares purportedly held by Research & Referral BZ. As disclosed in prior Company filings, in the fiscal year 2019, the Company filed suit against Research & Referral BZ and two other parties concerning breach of contract, fraud, and statutory fraud in a stock transaction, violations of state securities laws and alter ego relating to a stock exchange/transfer transaction, involving the Company’s stock. In April 2020, the court issued a Final Default Judgment in favor of the Company finding Research and Referral, BZ liable for the Company’s claims of fraud in the inducement and statutory fraud in a stock transaction. Further, the court ordered that the stock transaction be rescinded, and the Company’s stock be returned to the Company, and the matter has been dismissed with prejudice.

OTHER BUSINESS

The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended the holder of the proxies will act in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2024 Annual Meeting of shareholders must ensure that the proposal is submitted pursuant to Rule 14a-8 under the Exchange Act and received by Chief Executive Officer of the Company, John “JT” Thatch:

●	Not later than March 16, 2024; or

●	If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our Proxy Statement is instead a reasonable time before we begin to print and mail our proxy materials for next year’s meeting.

ANNUAL REPORT TO SHAREHOLDERS (FORM 10-K)

The Company filed with the SEC its Annual Report on Form 10-K for the fiscal year ended March 31, 2023 (the “Annual Report”) on June 23, 2023. The Annual Report includes the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2023, along with other financial information and non-financial information which we urge you to read. You can obtain a copy of our Annual Report on Form 10-K, and other periodic reports filed or furnished to the SEC from the SEC’s database at http://www.sec.gov.

You can also obtain, free of charge, an additional copy of our Annual Report by writing to:

Corporate Secretary

Sharing Services Global Corporation

5200 Tennyson Parkway, Suite 400

Plano, Texas 75024

or by calling our Shareholder Relations Department at (469) 304-9400.

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Shareholder Communications

We intend to publish the voting results of the Annual Meeting in a Current Report on Form 8-K, which will be filed with the SEC within 4 days from the Annual Meeting. You may obtain a copy of this and other reports, free of charge, from the SEC’s database at http://www.sec.gov.

Shareholders may obtain information relating to their own share ownership by contacting the Company’s stock transfer agent, VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

By Order of the Board of Directors

/s/ Anthony S. Chan
Title:	Chief Financial Officer and Corporate Secretary
Plano, Texas
August 10, 2023

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EXHIBIT A

SHARING SERVICES GLOBAL CORPORATION

Annual Meeting of Shareholders

Monday, August 21, 2023

SHARING SERVICES GLOBAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint Anthony S. Chan, Chief Financial Officer and Corporate Secretary of the Company, as proxy for the shares of Class A Common Stock, Series A Preferred Stock, and Series C Preferred Stock of the Company which the undersigned is entitled to vote at the Annual Meeting (the “Annual Meeting”) to be held on August 21, 2023, commencing at 8:00 a.m., Central Standard Time, at 5200 Tennyson Parkway, Suite 400, Plano, Texas 75024, and at any or all adjournments of said meeting. The proxies are further authorized to vote, in their discretion, upon any other proposal that may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THE PROXY IS EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSAL 1 PROPOSAL 2, AND PROPOSAL 3, AS APPROPRIATE. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY BEFORE 7:00 A.M., CENTRAL STANDARD TIME, ON THE DATE OF THE ANNUAL MEETING, August 21, 2023, IF HAND CARRIED AND DELIVERED AT THE MEETING. IF SENT BY MAIL, FAX, EMAIL OR VOTED ONLINE, IT MUST BE RECEIVED BY OUR TRANSFER AGENT BEFORE 11:59 P.M., EASTERN STANDARD TIME, ON August 20, 2023.

Please check here if you plan to attend the Annual Meeting of Shareholders on August 21, 2023, at 8:00 a.m. CST.

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(Continued and to be signed on Reverse Side)

CONTROL #

VOTE ON INTERNET

Go to vstocktransfer.com/proxy
and log-on using the below control number.
Voting will be open until 11:59 pm (EST) on August 20, 2023.

VOTE BY EMAIL
Mark, sign and date your proxy card
* SPECIMEN *	and send it to vote@vstocktransfer.com. Voting
1 MAIN STREET	will be open until 11:59 pm (EST) on August 20, 2023.
ANYWHERE PA 99999-9999
VOTE BY MAIL
Mark, sign and date your proxy card and return
it in the envelope we have provided. All proxies must be received by 11:59 pm (EST) on August 20, 2023.

VOTE IN PERSON

If you would like to vote in person, please
attend the Annual meeting.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting Proxy Card - Sharing Services Global Corporation

PROXY FOR HOLDERS OF CLASS A COMMON STOCK, SERIES A PREFERRED STOCK,

AND SERIES C PREFERRED STOCK.

↓ DETACH PROXY CARD HERE TO VOTE BY MAIL ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3.

(1)	Election of Directors:

Heng Fai Ambrose Chan	FOR [ ]	AGAINST [ ]	WITHHOLD [ ]

Frank D. Heuszel	FOR [ ]	AGAINST [ ]	WITHHOLD [ ]

(2)	Ratification of the appointment of Ankit Consulting Services, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024:

VOTE FOR [ ]	VOTE AGAINST [ ]	ABSTAIN [ ]

(3)	Reverse Stock Spit:

VOTE FOR [ ]	VOTE AGAINST [ ]	ABSTAIN [ ]

Date	Signature	Signature, if held jointly

Note: Please sign exactly as name (or names) appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address. [   ]